                               DISTRIBUTION AGREEMENT


AGREEMENT made as of the ___ day of _________, 1998 by and between State Farm Life and Accident Assurance Company, an Illinois insurance company ("State Farm"), on its behalf and on behalf of each separate account identified in
Schedule 1 hereto, and State Farm VP Management Corp. ("Distributor"), a Delaware corporation.

                                     WITNESSETH

     WHEREAS, Distributor is a broker-dealer that engages in the distribution of variable insurance products and may engage in the distribution of other investment products;

     WHEREAS, State Farm desires to issue certain variable insurance products described more fully below to the public through Distributor acting as principal underwriter and distributor; and

     WHEREAS, State Farm and Distributor acknowledge that Distributor may distribute variable insurance products and other investment products for other companies.

     NOW, THEREFORE, in consideration of their mutual promises, State Farm and Distributor hereby agree as follows:

1.   DEFINITIONS

     a. CONTRACTS -- The class or classes of variable insurance products set forth on Schedule 2 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable insurance products that may be added to Schedule 2 from time to time in accordance with Section 10.b of this Agreement, and including any riders to such contracts and any other contracts offered in connection therewith. For this purpose and under this Agreement generally, a "class of Contracts" shall mean those Contracts issued by State Farm on the same policy form or forms and covered by the same Registration Statement.

     b. REGISTRATION STATEMENT -- At any time that this Agreement is in effect, each currently effective registration statement filed with the SEC under the 1933 Act on a prescribed form, or currently effective post-effective amendment thereto, as the case may be, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 8 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this Section 1.b.

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     c.   PROSPECTUS -- The prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 8 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this Section 1.c.

     d.   FUND -- An investment company in which the Separate Account invests.

     e. VARIABLE ACCOUNT -- A separate account supporting a class or classes of Contracts and specified on Schedule 1 as in effect at the time this Agreement is executed, or as it may be amended from time to time in accordance with Section 10.b of this Agreement.

     f.   1933 ACT -- The Securities Act of 1933, as amended.

     g.   1934 ACT -- The Securities Exchange Act of 1934, as amended.

     h.   1940 ACT -- The Investment Company Act of 1940, as amended.

     i.   SEC -- The Securities and Exchange Commission.

     j.   NASD -- The National Association of Securities Dealers, Inc.

     k. REPRESENTATIVE -- An individual who is an associated person of Distributor, as that term is defined in the 1934 Act.

     l.   APPLICATION -- An application for a Contract.

     m. PREMIUM -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

2.   AUTHORIZATION AND APPOINTMENT

     a. SCOPE OF AUTHORITY. State Farm hereby authorizes Distributor on an exclusive basis, and Distributor accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the Contracts to the public in each state and other jurisdiction in which the


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          Contracts may lawfully be sold during the term of this Agreement.  The
          Contracts shall be offered for sale and distribution at Premium rates set from time to time by State Farm. Distributor shall use its best efforts to market the Contracts actively subject to compliance with applicable law, including the rules of the NASD. However, Distributor shall not be obligated to sell any specific number or amount of Contracts. Also, the parties acknowledge and agree that Distributor may distribute variable insurance products and other investment products for other companies.

     b. LIMITS ON AUTHORITY. Distributor shall act as an independent contractor and nothing herein contained shall constitute
          Distributor or its agents, officers or employees as agents, officers or employees of State Farm solely by virtue of their activities in connection with the sale of the Contracts hereunder. Distributor and its Representatives shall not have authority, on behalf of State Farm: to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to State Farm). Distributor shall not expend, nor contract for the expenditure of, the funds of State Farm. Distributor shall not possess or exercise any authority on behalf of State Farm other than that expressly conferred on Distributor by this Agreement.

     c. TRADEMARKS. An affiliate of State Farm, State Farm Mutual Automobile Insurance Company, owns all right, title and interest in and to the name, "State Farm," and has authorized State Farm to use and license other persons to use such name. State Farm hereby grants to Distributor a non-exclusive license to use the name "State Farm" in its corporate name and in connection with its performance of the services contemplated under this Agreement, subject to the termination provisions in Section 9, and subject further to State Farm's right to terminate this license at any time for any reason whatsoever. Upon any such termination, Distributor shall promptly take steps to remove the name "State Farm" from its corporate name and from all materials bearing its name.

          Distributor: (i) acknowledges and stipulates that State Farm's name is a valid and enforceable trademark and/or service mark; and that Distributor does not own State Farm's name and claims no rights therein other than as a Distributor under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of State Farm's name pursuant to this grant of license shall inure to the benefit of State Farm.


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3.   SOLICITATION ACTIVITIES

     a. REPRESENTATIVES. No Representative shall solicit the sale of a Contract unless at the time of such solicitation such individual is duly registered with the NASD and duly licensed with all applicable state insurance and securities regulatory authorities, and is duly appointed as an insurance agent of State Farm.

     b. SOLICITATION ACTIVITIES. All solicitation and sales activities engaged in by Distributor and its Representatives with respect to the Contracts shall be in compliance with all applicable federal and state securities laws and regulations, as well as all applicable insurance laws and regulations, and compliance manuals provided by State Farm. In particular, without limiting the generality of the foregoing:

          (1) Distributor shall train, supervise and be solely responsible for the conduct of Representatives in their solicitation of applications and Premiums and distribution of the Contracts under, and shall supervise their compliance with, applicable rules and regulations of any securities regulatory agencies that have jurisdiction over variable insurance product activities.

          (2) Neither Distributor nor any Representative shall offer, attempt to offer, or solicit Applications for, the Contracts or deliver the Contracts, in any state or other jurisdiction unless State Farm has notified Distributor that such Contracts may lawfully be sold or offered for sale in such state, and has not subsequently revised such notice.

          (3) Neither Distributor nor any Representative shall give any information or make any representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is not in accordance with the Prospectus for such class of Contracts, or in the then-currently effective prospectus or statement of additional information for a Fund, or in current advertising materials for such class of Contracts authorized by State Farm.

          (4) All Premiums paid by check or money order that are collected by Distributor or any of its Representatives shall be remitted promptly, and in any event within two business days after receipt in full, together with any Applications, forms and any other required documentation, to State Farm. Checks or money orders in payment of Premiums shall be drawn to the order of State Farm.
               If any Premium is held at any time by Distributor, Distributor shall hold such Premium as an agent of State Farm and such Premium shall be remitted promptly, and in any event within two business days, to State Farm. Distributor acknowledges that all such Premiums,


                                         -4-
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               whether by check, money order or wire, shall be the property of
               State Farm. Distributor acknowledges that State Farm shall have the unconditional right to reject, in whole or in part, any Application or Premium.

     c. SUITABILITY. State Farm and Distributor wish to ensure that the Contracts sold by Distributor will be issued to purchasers for whom the Contracts are suitable. Distributor shall require that the Representatives have reasonable grounds to believe that a recommendation to an applicant to purchase a Contract is suitable for that applicant. Distributor shall review all applications for suitability in accordance with Rule 2310 of the NASD Conduct Rules and interpretations and guidance relating thereto. State Farm will review all applications under the suitability standards set forth in variable life insurance regulations adopted by states where the Contracts are sold, and standards adopted by State Farm or as set forth in its compliance and operational manuals. While not limited to the following, a determination of suitability shall be based on information furnished to a Representative after reasonable inquiry of the applicant concerning his or her financial status, retirement needs, reasons for purchasing a Contract, investment sophistication and experience, other securities holdings, investment objectives (including risk tolerance), investment time horizon and tax status.

     d. REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR. Distributor represents and warrants to State Farm that Distributor is and during the term of this Agreement shall remain registered as a broker-dealer under the 1934 Act, admitted as a member with the NASD, and duly registered under applicable state securities laws, and that Distributor is and shall remain during the term of this Agreement in compliance with
          Section 9(a) of the 1940 Act.

4.   MARKETING MATERIALS

     a. PREPARATION AND FILING. State Farm and Distributor shall together design and develop all promotional, sales and advertising material relating to the Contracts and any other marketing-related documents for use in the sale of the Contracts, subject to review and approval by Distributor of such material and documents in accordance with
          Section 2210 of the NASD Conduct Rules. Distributor shall be responsible for filing such material with the NASD and any state securities regulatory authorities requiring such filings. State Farm shall be responsible for filing all promotional, sales or advertising material, as required, with any state insurance regulatory authorities. State Farm shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the


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          SEC, NASD or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     b. USE IN SOLICITATION ACTIVITIES. State Farm shall be responsible for furnishing Distributor with such Applications, Prospectuses and other materials for use by Distributor and Representatives in their solicitation activities with respect to the Contracts. State Farm shall notify Distributor of those states or jurisdictions which require delivery of a statement of additional information with a Prospectus to a prospective purchaser. Distributor or its Representatives shall not use any promotional, sales or advertising materials that have not been approved by State Farm.

5.   COMPENSATION AND EXPENSES

     a. COMPENSATION FOR SALES OF THE CONTRACTS. State Farm shall pay compensation for sales of the Contracts in accordance with the provisions of this Section 5 as follows:

          (1) State Farm shall pay compensation for sales of the Contracts in accordance with the Registered Representatives Agreements and the compensation schedules attached thereto, and referenced in
               Schedule 3 attached hereto as revised from time to time by Distributor;

          (2) State Farm will pay commissions to the Representatives as paying agent on behalf of Distributor and will maintain the books and records reflecting such payments in accordance with the requirements of the 1934 Act on behalf of Distributor; and

          (3) State Farm may delegate its responsibility to pay compensation or commissions pursuant to this Section 5.a to any other insurer affiliated with State Farm, in its discretion, provided such insurer agrees to comply with the provisions hereof applicable to the payment of such compensation or commissions.

     b.   EXPENSES RELATING TO THE CONTRACTS.  Subject to the provisions of this
          Section 5, State Farm shall pay any and all expenses in connection with the Contracts including, but not limited to:

          (1) the preparation and filing of each Registration Statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);


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          (2)  the design, preparation and printing of all Prospectuses, marketing materials, confirmations, reports and all other materials prepared for or provided to Contract Owners or prospective Contract Owners;

          (3) the preparation, underwriting, issuance and administration of the Contracts;

          (4) any registration, qualification or approval or other filing of the Contracts or Contract forms required under the securities or insurance laws of the states in which the Contracts will be offered; and

          (5)  all registration fees for the Contracts payable to the SEC.

     c. EXPENSES OF DISTRIBUTOR. State Farm shall bear, as principal, all expenses of Distributor, except for the responsibility and obligation to pay compensation to Representatives, without any present or future expectation or obligation of Distributor to incur such expenses as principal, to pay for such expenses or to reimburse State Farm for such expenses. Such expenses to be paid by State Farm shall include, but not be limited to:

          (1) all expenses for the preparation and filing of all contracts, reports and other communications with federal, state and local agencies;

          (2)  all legal fees, auditing fees and consulting fees;

          (3) all fees and expenses associated with the licensing, training and supervision of Representatives and other associated persons of Distributor;

          (4) all administrative, clerical, stenographic, data processing and other support services expenses;

          (5)  all office supplies and equipment expenses;

          (6)  all expenses related to office space;

          (7) all NASD, SEC and other regulatory registration fees, membership fees and membership assessments for Distributor and for Distributor's registered personnel; and

          (8)  all other corporate expenses of Distributor.

          It is understood that, if Distributor enters into a distribution agreement with another company affiliated with State Farm, State Farm's obligations pursuant to


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

          this Section 5.c shall be allocated between State Farm and such other company based on existing insurance or other regulations, agreements and procedures.

     d. NO RIGHTS TO COMPENSATION. Representatives shall have no interest in this Agreement or right to any compensation to be paid to or on behalf of Distributor hereunder. Distributor and Representatives shall have no right to withhold or deduct any commission from any premiums in respect of the Contracts which either of them may collect.

6.   COMPLIANCE

     a. MAINTAINING REGISTRATION AND APPROVALS. State Farm shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

     b. CONFIRMATIONS AND 1934 ACT COMPLIANCE. State Farm, as agent for Distributor, shall confirm to each applicant for, and purchaser of, a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of Premiums and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder. State Farm shall maintain and preserve books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply. The books, accounts and records of State Farm, the Variable Account and Distributor as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. State Farm shall maintain, as agent for Distributor, such books and records of Distributor pertaining to the offer and sale of the Contracts and required by the 1934 Act as may be mutually agreed upon by State Farm and Distributor, including but not limited to maintaining a record of Representatives and of the payment of commissions and other payments or service fees to Representatives. In addition, State Farm, as agent for Distributor, shall maintain and preserve such additional accounts, books and other records as are required of State Farm and Distributor by the 1934 Act. State Farm shall maintain all such books and records and hold such books and records on behalf of and as agent for Distributor whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with
          Section 17(a) of the 1934 Act, NASD, and all other regulatory bodies having jurisdiction.


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     c.   REPORTS.  Distributor shall cause State Farm to be furnished with such reports as State Farm may reasonably request for the purpose of meeting its reporting and record keeping requirements under the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder as well as the insurance laws of the State of Illinois and any other applicable states or jurisdictions.

     d. ISSUANCE AND ADMINISTRATION OF CONTRACTS. State Farm shall be responsible for issuing the Contracts and administering the Contracts and the Variable Account, provided, however, that Distributor shall have full responsibility for the securities activities of all persons employed by State Farm, engaged directly or indirectly in the Contract operations, and for the training, supervision and control of such persons to the extent of such activities.

7.   INVESTIGATIONS AND PROCEEDINGS

     a. COOPERATION. Distributor and State Farm shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, State Farm and Distributor shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either party with respect to the Contracts.

     b. CUSTOMER COMPLAINTS. Distributor shall comply with the reporting requirements imposed by Section 3070 of the NASD Rules of Conduct with regard to the sales of the Contracts. Without limiting the foregoing, Distributor shall notify the NASD if Distributor or persons associated with Distributor are the subject of any written customer complaint involving allegations of theft, forgery or misappropriation of funds or securities, or is the subject of any claim for damages by a customer, broker, or dealer which is settled for an amount exceeding $15,000.

8.   INDEMNIFICATION

     a. BY STATE FARM. State Farm shall indemnify and hold harmless Distributor and any officer, director or employee of Distributor against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:


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

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that State Farm shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to State Farm by Distributor specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by State Farm of any provision of this Agreement.

          This indemnification agreement shall be in addition to any liability that State Farm may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     b. BY DISTRIBUTOR. Distributor shall indemnify and hold harmless State Farm and any officer, director or employee of State Farm against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which State Farm and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (1) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Distributor to State Farm specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto;

          (2) result from any breach by Distributor of any provision of this Agreement;

          (3)  result from Distributor's own misconduct or negligence.


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          This indemnification shall be in addition to any liability that
          Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     c. GENERAL. Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 8 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this
          Section 8 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 8. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

          The indemnification provisions contained in this Section 8 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or State Farm, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 8.

9. TERMINATION. This Agreement shall terminate automatically if it is assigned by Distributor without the prior written consent of State Farm. This Agreement may be terminated at any time for any reason by either party upon 60 days' written notice to the other party, without payment of any penalty. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the following: (1) the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by State Farm prior to termination; (2) the provisions contained in Section 8 regarding indemnification; and (3) the provisions contained in Section 3(b)(4) regarding the remittance of premiums. In the event of any termination for any reason, all Prospectuses or marketing materials held by Distributor shall promptly be returned to State Farm free from any claim or retention of rights by Distributor, and any books and records held or maintained by State Farm on behalf of Distributor shall be returned to Distributor free from any claim or retention of rights by State Farm. Furthermore, if so requested by State Farm, upon

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     termination of this Agreement, Distributor shall eliminate all reference to the name "State Farm," including removing the name from Distributor's corporate name, and shall refrain from using the name "State Farm" in any form or combination whatsoever, in connection with its business activities.

10.  MISCELLANEOUS

     a. BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the respective successors and assigns of the parties hereto provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

     b. SCHEDULES. The parties to this Agreement may amend Schedules 1 and 2 to this Agreement from time to time to reflect additions of any class of Contracts and Variable Accounts. The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Variable Account that may be added to the Schedule, unless the context otherwise requires. State Farm and Distributor may modify Schedule 3 as mutually agreed in writing from time to time. Any other change in the terms or provisions of this Agreement shall be by written agreement between State Farm and Distributor.

     c. RIGHTS, REMEDIES, ETC, ARE CUMULATIVE. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     d. NOTICES. All notices hereunder are to be made in writing and shall be given:

               if to State Farm, to:





               if to Distributor, to:

          or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

     e. INTERPRETATION; JURISDICTION. This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement.

     f. SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

     g. SECTION AND OTHER HEADINGS. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     h. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     i. REGULATION. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the regulations thereunder and the rules and regulations of the NASD, from time to time in effect, including the conditions of any exemptions therefrom as the SEC or NASD may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers designated below as of the date specified above.

                         STATE FARM LIFE AND ACCIDENT ASSURANCE
                         COMPANY

                         By:
                            ------------------------------------------------
                         Name:
                              ----------------------------------------------
                         Title:
                               ---------------------------------------------


                         STATE FARM VP MANAGEMENT CORP.

                         By:
                            ------------------------------------------------
                         Name:
                              ----------------------------------------------
                         Title:
                               ---------------------------------------------

                                      SCHEDULE 1

                              Accounts of the Company

Effective as of the date the Agreement was executed, the following separate accounts of State Farm are subject to the Agreement:


--------------------------------------------------------------------------------
                     Date Established                        Type of Product
 Name of Account     by Board of         SEC 1940 Act        Supported by
 and Subaccounts     Directors of the    Registration        Account
                     Company             Number
--------------------------------------------------------------------------------
 State Farm Life     December 9, 1996                        Variable Annuity
 and Accident
 Assurance Company
 Variable Annuity
 Separate Account
--------------------------------------------------------------------------------
 State Farm Life     December 9, 1996                        Variable Life
 and Accident
 Assurance
 Company Variable
 Life Separate
 Account
--------------------------------------------------------------------------------


Effective as of ___________, the following separate accounts of State Farm are hereby added to this Schedule 1 and made subject to the Agreement:


--------------------------------------------------------------------------------
                     Date Established                        Type of Product
 Name of Account     by Board of         SEC 1940 Act        Supported by
 and Subaccounts     Directors of the    Registration        Account
                     Company             Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IN WITNESS WHEREOF, the Distributor and State Farm hereby amend this Schedule 1 in accordance with Section 10. b. of the Agreement.



---------------------------------            ---------------------------------
State Farm VP Management Corp.               State Farm Life and Accident
                                             Assurance Company

                                      SCHEDULE 2

                                 Classes of Contracts
                            Supported by Separate Accounts
                                Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:


--------------------------------------------------------------------------------
 Contract            SEC 1933 Act        Name of Supporting
 Marketing Name      Registration        Account             Annuity or Life
                     Number
--------------------------------------------------------------------------------
 State Farm                              State Farm Life     Annuity
 Variable Deferred                       and Accident
 Annuity                                 Assurance
                                         Company Variable
                                         Annuity Separate
                                         Account
--------------------------------------------------------------------------------
 State Farm                              State Farm Life     Life
 Variable                                and Accident
 Universal Life                          Assurance  Company
                                         Variable Life
                                         Separate Account
--------------------------------------------------------------------------------


Effective as of _______, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:



--------------------------------------------------------------------------------
 Contract            SEC 1933 Act        Name of Supporting
 Marketing Name      Registration        Account             Annuity or Life
                     Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IN WITNESS WHEREOF, the Distributor and State Farm hereby amend this Schedule 2 in accordance with Section 10.b. of the Agreement.

--------------------------------        ---------------------------
State Farm VP Management Corp.          State Farm Life and Accident Assurance
                                         Company

                                      SCHEDULE 3


                           COMPENSATION OF REPRESENTATIVES


Effective as of the date the Agreement was executed, compensation payable to a Representative for the sale of Contracts shall be determined based on the compensation schedules attached to the Registered Representatives Agreement with such Representative as in effect at the time of the sale